PATRIOT ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
WITH SUPPLEMENTARY INFORMATION

DECEMBER 31, 2021 AND 2020

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
Patriot Environmental Services, Inc. and Subsidiaries:

Report on the Consolidated Financial Statements

Opinion

We have audited the accompanying consolidated financial statements of Patriot Environmental Services, Inc. and Subsidiaries (collectively, the Company) (a California corporation), which comprise the consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of operations, stockholder’s equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Report on Supplementary Information

Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information on page 24 is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

/s/ Windes, Inc.

Long Beach, California
April, 27 2022

PATRIOT ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2021	2020

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,984,537	$402,442
Accounts receivable - net	55,332,285	21,418,656
Prepaid expenses and supplies	2,374,414	2,020,492
	60,691,236	23,842,590
PROPERTY AND EQUIPMENT, net	27,767,505	25,078,562
OTHER ASSETS
Goodwill	17,878,172	15,839,482
Deposit and other assets	619,308	785,256
TOTAL ASSETS	$106,956,221	$65,545,890

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$19,663,359	$2,973,831
Accrued expenses	11,994,882	8,579,881
Current maturities of long-term debt, net	2,875,235	3,369,006
Income taxes payable	1,259,918	924,210
	35,793,394	15,846,928
NONCURRENT LIABILITIES
Line of credit	—	3,430,103
Long term debt, net	18,978,938	6,163,229
PPP Loan	—	7,055,900
Deferred income taxes	1,048,735	—
Total liabilities	$55,821,067	$32,496,160

Commitments and Contingencies (Note 12)

STOCKHOLDERS' EQUITY:
Common stock, no par value; 10,000 shares authorized, 4,975 shares issued and outstanding	$42,402,191	$42,402,191
Retained earnings (accumulated deficit)	8,732,563	(9,353,461)
	51,134,754	33,048,730

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$106,955,821	$65,544,890

The accompanying notes are an integral part of these consolidated financial statements.

PATRIOT ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2021	2020

NET REVENUE	$162,953,000	$90,607,813
COST OF REVENUE	97,251,523	46,145,777
GROSS PROFIT	65,701,477	44,462,036

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	51,363,305	40,902,284
INCOME FROM OPERATIONS	14,338,172	3,559,752

OTHER INCOME (EXPENSE)
PPP loan forgiveness	7,055,900	—
Interest expense	(950,202)	(1,110,977)
	6,105,698	(1,110,977)

INCOME BEFORE INCOME TAXES	20,443,870	2,448,775

PROVISION FOR INCOME TAXES	2,357,646	924,210
NET INCOME	$18,086,224	$1,524,565

The accompanying notes are an integral part of these consolidated financial statements.

PATRIOT ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Common Stock		Retained Earnings
	Shares	Amount	(Accumulated Deficit)	Total

Balance at January 1, 2020	4,975	$42,402,191	$(10,878,026)	$31,524,165
Net Income			1,524,565	1,524,565
Balance at December 31, 2020	4,975	42,402,191	(9,353,461)	33,048,730
Net Income			18,086,024	18,086,024
Balance at December 31, 2021	4,975	$42,402,191	$8,732,563	$51,134,754

The accompanying notes are an integral part of these consolidated financial statements.

PATRIOT ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2021	2020
Cash flows from Operating Activities:
Net income	$18,086,024	$1,524,565
Adjustments to reconcile net income to cash from operating activities:
Depreciation and amortization	6,852,633	4,292,228
Gain on disposal of equipment	(62,413)	—
Forgiveness on PPP loan	(7,055,900)	—
Amortization on financing cost	44,210	70,746
Deferred income taxes	1,048,735	—
Changes in operating assets and liabilities, net of assets acquired in business combination:
Accounts receivable	(33,311,390)	(4,028,977)
Prepaid expenses and supplies	(603,922)	443,221
Deposits other current assets	165,948	(300,834)
Accounts payable	16,689,528	(2,728,215)
Accrued expenses	3,415,001	3,094,322
Income taxes payable	335,708	924,210
Net cash provided by operating activities	$5,604,162	$3,291,266

Cash flows from Investing Activities:
Business acquisitions	$(10,000,000)	$—
Purchases of property and equipment	(2,210,948)	(765,315)
Proceeds from disposal of property and equipment	340,856
Net cash used in investing activities	$(11,870,092)	$(765,315)

Cash flows from Financing Activities:
Net change in line of credit	(3,430,103)	(6,314,926)
Proceeds from long-term debt	15,311,605	—
Proceeds from PPP loan	—	7,055,900
Debt Issuance fees paid	(265,272)	—
Repayment of long-term debt	(2,768,205)	(3,066,538)
Net cash provided (used in) financing activities	$8,848,025	$(2,325,564)
Net increase (decrease) in cash and cash equivalents	2,582,095	200,387
Cash and cash equivalents, beginning of period	402,442	202,055
Cash and cash equivalents, end of period	$2,984,537	$402,442

Supplemental Cash Flow Disclosure:
Cash paid during the year for:
Interest	905,992	1,040,231
Income taxes	2,400	2,400
The accompanying notes are an integral part of these consolidated financial statements.

PATRIOT ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

NOTE 1 — Business Operations and Organization

Patriot Environmental Services, Inc. and Subsidiaries (collectively, PES or the Company) was founded in 1977 and incorporated in the state of California in December 1983. PES is a wholly owned subsidiary of Channel PES Acquisition Co., LLC (CPAC).

PES is a licensed hazardous material contractor and hazardous waste hauler. PES works in a heavily regulated industry. To this end, PES is required to maintain licenses and permits with a wide variety of government and regulatory agencies. At the time of this report, all associated licenses and permits were in good standing.

PES handles waste materials that are classified as “hazardous” because of their unique properties, as well as other materials subject to federal and state environmental regulations. PES provides industrial, remediation and disposal services designed to manage hazardous and non-hazardous wastes which cannot be economically recycled or reused. PES transports and disposes of industrial wastes for commercial and industrial customers, health care providers, educational and research organizations, other environmental services companies, and governmental entities.

Field Services

PES dispatches crews and equipment on a scheduled or emergency basis to perform everything from site decontamination and remediation projects to selective demolition, emergency response, spill cleanup, and vacuum services. Whether the action is planned, corrective or the result of an emergency response, PES’s multidisciplinary team of remedial action professionals provides solutions to a variety of industrial cleanup problems. Field Services performs a wide variety of services, including: emergency response; site decontamination; product recovery and transfer; tank cleaning; vacuum services; demolition; marine services; remediation and environmental construction; and polychlorinated biphenyl (PCB) management and disposal.

Industrial Services

The fast turnaround of industrial cleaning and maintenance projects requires the right technologies, experience, and care. Every project that Industrial Services performs incorporates techniques of chemistry, operational analysis and experience to identify the right process and procedure to satisfy customer needs. Industrial Services focuses on planned cleaning activities most often associated with plant maintenance, shutdowns, routine boiler cleanouts, heat exchangers, process vessels and tanks, and includes the following services: hydro blasting; vacuum services; steam cleaning; sodium bicarbonate blasting; dewatering and pressing; material processing; chemical cleaning; and container management.

Site Services

PES provides a wide range of environmental site services to maintain industrial facilities and process equipment, as well as clean up or contain actual or threatened releases of hazardous materials into the environment. These services are provided to a wide range of clients including large chemical, petroleum, transportation, utility, and governmental agencies. PES’s strategy is to identify, evaluate, and solve customers’ environmental problems, on a planned or emergency basis, by providing a comprehensive interdisciplinary response to the specific requirements of each job or project. Site Services is responsible for providing trained, skilled labor and specialty equipment to perform various services on a customer’s site or other location.

Collection, Transportation, and Logistics Management

As an integral part of its services, PES collects industrial wastes from customers and transports such wastes for shipment to final disposal locations. Customers typically accumulate waste in containers, such as 55-gallon drums, bulk storage tanks or 20-cubic-yard roll-off boxes. In providing this service, PES utilizes a variety of specially designed and constructed tank trucks and semi-trailers. Liquid waste is frequently transported in bulk, but may also be transported in drums. Heavier sludge or bulk solids are transported in sealed, roll-off boxes or bulk-dump trailers.

Waste types processed or transferred in drums or bulk quantities include, but are not limited to: flammables, combustibles and other organics; acids and caustics; cyanides and sulfides; solids and sludge; industrial wastewaters; items containing PCBs, such as utility transformers and electrical light ballasts; other regulated wastes; and non-hazardous industrial waste.

Wastewater Treatment

PES operates a non-hazardous waste treatment facility where it performs bulk-liquid treatment processes, including chemical precipitation, dewatering, blending, and solidification.

Insurance and Financial Assurance

PES’s insurance programs cover the potential risks associated with our multifaceted operations from two primary exposures: direct physical damage and third-party liability. PES maintains a casualty insurance program providing coverage for automobiles, employer’s and commercial general liability and pollution liability insurance policies covering potential risk in two areas: as a contractor performing services at customer sites, and as a transporter of waste. The contractor’s pollution liability insurance has limits of $2 million per occurrence and in the aggregate. The automobile liability has a limit of $1 million per year. Commercial general liability has a limit of $2 million per occurrence, providing a total of $4 million in aggregate. PES also has workers’ compensation insurance with a $1 million per occurrence and in the aggregate. PES also maintains an umbrella policy with a $10 million limit for any incident, providing a total of $10 million in aggregate.

Under PES’s insurance programs, coverage is obtained for catastrophic exposures, as well as those risks required to be insured by law or contract.

NOTE 2 — Summary of Significant Accounting Policies

a.Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Patriot Environmental Services, Inc. and its wholly owned subsidiaries, Patriot Wastewater, LLC, Clear Eyes Wastewater Orange, LLC, and PWW Portland, LLC (collectively, PES or the Company). All significant intercompany transactions and balances have been eliminated upon consolidation.

b. Use of Estimates

The preparation of the consolidated financial statements in accordance with generally accepted accounting principles (U.S. GAAP) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant items subject to such estimates and assumptions include the depreciation of property and equipment, allowances for doubtful accounts, the valuation of deferred taxes, valuation of goodwill, and uncertain tax positions. Actual results could differ from those estimates.

c. Concentrations

PES’s financial instruments that are subject to credit risk consist primarily of cash and accounts receivable. The Company places its cash in accounts with high-quality financial institutions that, at times, may exceed federally insured limits. The Company has historically not experienced losses with respect to these items.

PES provides credit to customers in the normal course of business and performs ongoing credit evaluations of those customers. PES maintains an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, current economic trends, changes in customer payment patterns, and other information. Credit losses, when realized, have been within the range of management’s expectations and, historically, have not been significant.

For the year ended December 31, 2021, sales to one customer represented 39% of net sales. Accounts receivable as of December 31, 2021 from this customer accounted for 59% of total accounts receivable.

There was no concentration of customer sales during the year ended December 31, 2020.

d. Business Combinations

The Company accounts for business combinations using the acquisition method in accordance with guidance from ASC 805 – Business Combinations. This acquisition method requires allocating the purchase price to the assets acquired to approximate fair value as of the acquisition date, including separately identifiable intangible assets and liabilities assumed. The excess of the purchase price over the liabilities assumed is recorded as goodwill.

e. Cash and Equivalents

PES considers all cash on hand and in banks, along with investments with an original maturity of less than three months, to be cash and cash equivalents.

f. Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. Accounts receivable is presented net of an allowance for doubtful accounts of $1,138,516 and $978,549 at December 31, 2021 and 2020, respectively.

g. Property and Equipment

Property and equipment expenditures are capitalized and depreciated using the straight-line method over the estimated useful lives of the assets for financial statement purposes, while accelerated depreciation methods are principally used for income tax purposes. The estimated useful lives of the assets generally range from five to 10 years. Maintenance and repairs are charged directly to expense as incurred. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts, and any gain or loss from sale or retirement is recognized in operating results. Renewals and improvements, which extend the useful lives of the assets, are capitalized.

h. Debt Issuance Costs

Commissions and fees associated with acquiring debt facilities paid to third parties are netted against the related debt instrument and amortized on a straight-line basis, which approximates the interest method, over the term of the agreements. Debt issuance costs, net of accumulated amortization, totaled $221,062 and $0 at December 31, 2021 and 2020, respectively. Accumulated amortization totaled $44,210 and $241,887 at December 31, 2021 and 2020, respectively. Amortization expense of $44,210 and $70,746 at December 31, 2021 and 2020, respectively, is included on the accompanying consolidated statements of operations.

i.Goodwill

Goodwill represents the excess of acquisition costs over the net fair values of identifiable assets acquired and liabilities assumed in business acquisitions. Goodwill is deemed to have an indefinite life and is not amortized, but rather tested annually for impairment. The Company has elected the accounting alternative available under ASC 350-20 to perform goodwill impairment triggering event evaluations only as of the end of each reporting period. Management believes that there is no impairment related to goodwill as of December 31, 2021.

j. Impairment of Long-Lived Assets

PES reviews long-lived assets, including property and equipment and goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. If management determines during its review that the sum of the estimated future cash flows, undiscounted and without interest charges, are less than the carrying amount of the asset, an impairment loss is recognized in the amount by which the carrying value of the asset exceeds its estimated fair value. The fair value of assets is generally determined as either the expected selling price less selling costs (where appropriate) or the present value of the estimated future cash flows. The fair value of property and equipment has been determined using similar asset sales, in some instances with the assistance of third-party valuation studies and using management judgment.

There is considerable management judgment necessary to determine the estimated future cash flows and fair values of PES’s long-lived assets and, accordingly, actual results could vary significantly from such estimates. Management believes that there is no impairment related to long-lived assets as of December 31, 2021.

k. Revenue Recognition

PES recognizes revenue when control of services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those promised services. The duration of such services can be over a number of hours or several days. The Company uses the input method to recognize revenue over time, based on time and materials incurred. Revenue is recognized net of any estimated allowances and discounts, and generally does not include any variable consideration.

The timing of revenue recognition, billings, and cash collections results in billed accounts receivable and unbilled receivables (contract assets). These assets are reported on the consolidated balance sheet on a contract-by-contract basis at the end of each reporting period and are generally considered current. There generally are no contract liabilities as billing occurs subsequent to revenue recognition. At December 31, 2021 and 2020, unbilled receivables included within accounts receivable in the consolidated balance sheets approximated $2,000,000 and $2,700,000, respectively.

The following table presents disaggregated revenue recognized by service line:

December 31,
2021 2020

Environmental Services $ 139,785,190 $ 78,851,987
Wastewater Treatment and Disposal 22,716,636 11,788,983
Remediation 476,678 85,435
Discounts (25,704) (118,592)

$ 162,952,800 $ 90,607,813

l. Advertising

Management’s policy is to expense advertising as it is incurred. Advertising and marketing costs were $375,949 and $202,763, for the years ended December 31, 2021 and 2020, respectively.

m. Income Taxes

Income taxes are accounted for under the asset-and-liability method. Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

PES recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being recognized. Changes in recognition or measurement will be reflected in the period in which the change in judgment occurs.

PES’s income tax filings are subject to audit by various taxing authorities. PES’s open audit periods are generally three and four years for federal and state filings, respectively. In evaluating PES’s tax provisions and accruals, future taxable income, and the reversal of temporary differences, interpretations and tax planning strategies are considered.

n. Recently Issued Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (FASB) issued ASU 2016-02, Leases (Topic 842) (ASU 2016-02). The guidance in this ASU supersedes the leasing guidance in Leases (Topic 840). Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. During May 2020, the FASB reaffirmed its decision to defer the effective date of Topic 842 until annual reporting periods beginning after December 15, 2021. The Company is currently evaluating the impact of the adoption of the new standard on the consolidated financial statements.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The new guidance provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The guidance will be effective prospectively as of March 12, 2020 through December 31, 2022 and interim periods within those fiscal years. The Company is currently evaluating the impact of the adoption of the new standard on the consolidated financial statements.

o. Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through
April 27, 2022, the date at which the consolidated financial statements were available to be issued.

NOTE 3 — Business Acquisition

In January 2021, the Company purchased the assets of a waste water disposal facility in Portland, Oregon for a purchase price of $10,000,000. The allocation of consideration paid was based on management’s estimates of the fair values of assets acquired, with the excess value of the consideration paid attributed to goodwill. Recognized assets included accounts receivable of $602,239, property and equipment of $7,609,071, liabilities of $250,000 and goodwill of $2,038,690.

NOTE 4 — Property and Equipment

Property and equipment consists of the following:

December 31,
2021 2020

Vehicles and trailers $ 39,176,818 $ 36,795,034
Equipment 7,523,616 9,328,052
Buildings, containers, and
leasehold improvements 23,128,486 14,734,883
69,828,920 60,857,969
Less accumulated depreciation (42,698,068) (36,379,407)
27,130,852 24,478,562
Land 636,653 600,000

$ 27,767,505 $ 25,078,562

At December 31, 2021, property and equipment under capital leases totaled approximately $6,095,000 with accumulated depreciation approximating $3,191,000.

Depreciation and amortization for property and equipment was $6,852,633 and $4,292,228 for the years ended December 31, 2021 and 2020, respectively.

NOTE 5— Goodwill

A summary of changes in the carrying amount of the Company’s goodwill is as follows:

Balance at December 31, 2020 $ 15,839,482
Business acquisition (Note 3) 2,038,690

Balance at December 31, 2021 $ 17,878,172

NOTE 6 — Line of Credit

In conjunction with the acquisition in January 2021, the Company’s revolving line of credit and senior secured term loans were restructured under an amended agreement, and then was amended again in December 2021. Under the amended agreement, the line of credit allows for borrowings up to $10,000,000 through June 2022, at which point, the borrowing capacity is reduced to $5,000,000. Borrowings are limited to a formula based on eligible accounts receivable as further defined in the agreement. The line of credit bears interest at the prime rate plus an applicable margin of 2% or Bloomberg Short-Term Bank Yield Index rate plus an applicable margin of 3%. The agreement terminates January 2026. There was no outstanding balance on the line of credit at December 31, 2021. The agreement requires PES to maintain certain financial covenants as defined in the agreement, with which the Company was compliant at year-end.

NOTE 7 — Long-Term Debt

Long-term debt consists of the following:

December 31,
2021 2020

Senior secured term loan, due January 2026 $ 21,000,000 $ -
(3.75% at January 1, 2026)

Senior secured term loan, due January 2026 600,000 -
(5.5% at January 1, 2026)

Senior secured term loan and capital expenditure
line term loan, restructured in 2021 - 8,688,395

Capital expenditure line term loan, due January
2022 (4.6% at December 31, 2021) 451,389 627,510

Equipment financing obligations, due at various
dates through 2022, interest ranging from
2.80% to 9.00% 24,246 216,330
22,075,635 9,532,235
Less unamortized debt issuance costs (221,062) -
21,854,573 9,532,235
Less current portion (2,875,635) (3,369,006)

$ 18,978,938 $ 6,163,229

The senior secured lender requires PES to comply with certain restrictions and maintain financial covenants as defined in the agreement, with which the Company was in compliance at year-end. The senior secured term loan and the capital expenditure lines are guaranteed by CPAC.

Minimum annual payments required under long-term debt as of December 31, 2021 are as follows:

Year Ending
December 31,

2022 $ 2,875,635
2023 2,400,000
2024 2,400,000
2025 2,400,000
2026 12,000,000

$ 22,075,635

NOTE 8 — PPP Loan

In March 2020, Congress passed the Paycheck Protection Program (PPP) under Division A,
Title I of the Coronavirus Aid, Relief, and Economic Security Act, authorizing loans to small businesses for use in paying employees that they continue to employ throughout the COVID-19 pandemic and for rent, utilities, and interest on mortgages. Loans obtained through the program are eligible to be forgiven as long as the proceeds are used for qualifying purposes and certain other conditions are met.

In April 2020, the Company received a loan in the amount of $7,055,900 through the PPP. In September 2021, the Company received notification from the Small Business Administration (SBA) that the loan was forgiven in full, and recognized the income from the forgiveness of the loan in the statement of operations for the year ended December 31, 2021.

NOTE 9 — Provision for Income Taxes

The provision for income taxes consists of the following:

For the Year Ended
December 31,
2021 2020

Current expense:
Federal tax $ - $ -
State tax 1,308,911 924,210
Deferred expense 1,048,735 -

$ 2,357,646 $ 924,210

The provision for income taxes differed from the expected statutory tax rate as a result of the following:

For the Year Ended
December 31,
2021 2020

Expected provision for federal
and State income taxes $ 5,637,722 $ 666,035
Permanent differences 7,658 111,278
Timing of PPP loan deduction and income effect (1,481,739) -
Other adjustments 24,340 (141,181)
Change in valuation allowance (1,830,305) 288,078

$ 2,357,646 $ 924,210

The components of the net deferred taxes at December 31, 2021 and 2020 are as follows:

December 31,
2021 2020

Compensated absences $ 259,088 $ 268,863
Allowance for doubtful accounts 326,089 281,429
Accrued expenses 166,276 185,817
Net operating loss carryforwards 5,009,496 6,362,322
State taxes and other 78,396 (76,342)
Property and equipment (excess of book
basis over tax basis) (6,335,335) (5,329,346)
Intangible assets (excess of book basis
over tax basis) (552,745) (409,966)
Timing of PPP loan expense deductions - 547,528
(1,048,735) 1,830,305
Valuation allowance - (1,830,305)

Net deferred taxes $ (1,048,735) $ -

As of December 31, 2021, the Company has an accumulated net operating loss for state income tax purposes of $21,821,125 and for federal income tax purposes of $14,669,091, which may be carried forward to offset future taxable income. These net operating losses will begin to expire in 2034.

In June 2020, changes in California tax law suspended California net operating loss utilization for the years 2020 and 2021. As a result, the Company was not able to utilize carryforward California net operation losses to reduce income taxes for the years ended December 31, 2021 and 2020.

NOTE 10 — Employee Benefit Plans

PES has a profit-sharing plan under Section 401(k) of the Internal Revenue Code covering substantially all employees. The plan allows employees to make contributions up to a specified percentage of their compensation. PES contributes a matching contribution of 50% of participant contributions, not to exceed 4% of eligible compensation. Additional profit-sharing contributions may be made at the discretion of the Company. The employee deferrals are fully vested upon contribution and the discretionary matches vest at the three-year anniversary of the employee date of hire. PES’s contributions to the plan for the years ended December 31, 2021 and 2020 totaled $588,519 and $489,651, respectively.

NOTE 11 — Related-Party Transactions

During the years ended December 31, 2021 and 2020, PES incurred board fees and expenses of $93,431 and $276,545, respectively.

PES leases a facility owned by a member of the Board of Directors of CPAC. Rental expense for this facility was $170,691 and $164,504 for the years ended December 31, 2021 and 2020, respectively.

NOTE 12 — Commitments and Contingencies

Litigation

PES’s services are regulated by federal, state, provincial and local laws enacted to regulate discharge of materials into the environment, remediation of contaminated soil and groundwater or otherwise protect the environment. Ongoing regulations result in PES occasionally becoming a party to judicial or administrative proceedings involving all levels of governmental authorities and other interested parties. The issues involved in such proceedings generally relate to applications for permits and licenses by PES and conformity with legal requirements, and licenses or requirements to clean up contaminated sites.

At December 31, 2021, PES was not a party to any litigation or governmental proceeding which management believes could result in any judgments or fines that would have a material adverse effect on PES’s financial position, liquidity, or results of future operations.

Operating Leases

PES leases office and yard facilities and certain equipment under noncancelable operating lease agreements, which terminate at various dates through December 2030. Future minimum rental payments due under these operating lease agreements are as follows:

Related-
Third-Party Party
Year Ending Operating Operating
December 31, Leases Leases Total

2022 $ 2,980,425 $ 175,812 $ 3,156,237
2023 2,558,881 181,087 2,739,968
2024 2,461,997 186,519 2,648,516
2025 1,444,040 93,943 1,537,983
2026 639,118 - 639,118
Thereafter 2,661,177 - 2,661,177

$ 12,745,638 $ 637,361 $ 13,382,999

Rent expense for facilities and leased equipment under operating leases during the years ended December 31, 2021 and 2020 totaled $3,482,856 and $2,515,695, respectively.

PATRIOT ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

SUPPLEMENTARY INFORMATION
SCHEDULE OF ADJUSTED EBITDA

The following schedule of adjusted EBITDA presents Patriot Environmental Services, Inc.’s earnings before interest charges, depreciation expense; provision for income taxes, and certain other operating expense adjustments;

	For the Year Ended December 31,
	2021	2020
Cash flows from Operating Activities:
Net income	$18,086,024	$1,524,565
Adjustments
Forgiveness of PPP loan	(7,055,900)	—
Interest expense	905,992	1,040,231
Amortization of deferred financing costs	44,210	70,746
Depreciation	6,852,633	4,292,228
Legal settlements and related expenses	313,721	1,021,042
Start-up expenses for new office locations	1,854,796	141,457
Board fee and expenses	83,792	276,545
Severance expenses	436,383	57,494
One-time professional fees	554,000	—
Other adjustments	844,660	609,089
Provision for income taxes	2,357,646	924,210
Adjusted EBITDA	$25,277,957	$9,957,607